CONTACT: Joseph K. Belanoff, M.D. Chief Executive Officer Corcept Therapeutics 650-327-3270 IR@corcept.com www.corcept.com

Corcept Therapeutics Announces $10.1 Million Private Equity Financing

MENLO PARK, CA -- August 20, 2007 -- Corcept Therapeutics Incorporated (NASDAQ: CORT) today announced a private placement of approximately 4.8 million shares of its common stock at a price of $2.10 per share, pursuant to a definitive agreement dated as of August 16, 2007 entered into with accredited investors. The investors are led by Paperboy Ventures LLC, who is currently the largest shareholder of Corcept. Other investors participating in this financing round included Sutter Hill Ventures and Alta Partners, LLP, venture capital firms that are currently significant shareholders in Corcept, and various entities and individuals related to these firms, members of the Corcept Board of Directors, Joseph C. Cook, Jr., David L. Mahoney, G. Leonard Baker and James N. Wilson, and other accredited investors. The Company completed the initial closing of the financing on August 17, 2007, selling approximately 3.6 million shares of its common stock at the purchase price of $2.10 per share. Paperboy Ventures LLC agreed to purchase their remaining commitment of approximately 1.2 million shares at the purchase price of $2.10 per share, subject to receipt of stockholder approval in compliance with Nasdaq rules, which Corcept intends to seek at a special meeting of stockholders it intends to call as promptly as reasonably practicable. Aggregate proceeds to Corcept as a result of this financing round will be $10.1 million, assuming approval by the stockholders of the sale of the additional shares to Paperboy Ventures LLC.

Corcept intends to use the proceeds of the financing to conduct the next Phase 3 clinical trial evaluating CORLUX® for the treatment of the psychotic features of psychotic depression, to conduct studies to extend and confirm the results of its recent study of CORLUX for the prevention of antipsychotic-induced weight gain, to continue development of its new chemical entities and for general corporate purposes, including working capital.

The securities sold and issued in connection with the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. As part of the transaction, Corcept has agreed to file a registration statement with the Securities and Exchange Commission for purposes of registering the resale of all of the common stock issued in the private placement within two business days following the filing of its Form 10-K for its fiscal year ending December 31, 2007.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of Corcept Therapeutics Incorporated common stock under the resale registration statement will be made only by means of a prospectus.

Statements made in this news release, other than statements of historical fact, are forward-looking statements. Such statements include, without limitation, the intended use of the proceeds from the offering, the calling of a special meeting of stockholders to approve the sale of the additional shares to Paperboy Ventures LLC and the receipt of the proceeds from such sale, and the projected date for the filing of a registration statement for resale of the shares that have been sold. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. These and other risk factors are set forth in the Company's SEC filings, all of which are available from our website (www.corcept.com) or from the SEC's website (www.sec.gov). We disclaim any intention or duty to update any forward-looking statement made in this news release.